 CUSIP No. 878895200                  13-G                   Page  7 of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
               ---------------------------------------------------


                                FEBRUARY 5, 1999
               ---------------------------------------------------


               MORGAN STANLEY DEAN WITTER  & CO. and MILLER ANDERSON & SHERRERD,

               LLP hereby  agree that, unless  differentiated, this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
            --------------------------------------------------------------------
            Bruce Bromberg / Vice President Morgan Stanley & Co.  Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
            --------------------------------------------------------------------
            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).